EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS-Chief Executive Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of American Access Technologies, Inc. (the “Company”) on Form 10-QSB for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Erik Wiisanen, Interim President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2006

/s/ ERIK WIISANEN
Erik Wiisanen
Interim President and Chief Executive Officer (Principal Executive Officer)

A signed original of this certification has been provided to the small business issuer and will be retained by the small business issuer and furnished to the Securities and Exchange Commission or its staff on request.